Exhibit 10.5

Execution Version

NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN PATENTS

NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN PATENTS (the “Agreement”), dated as of July 1, 2015, made by made by each of the Grantors signatory hereto (the “Grantors”), in favor of BANK OF AMERICA, N.A. (“BAML”), in its capacity as administrative agent for the banks and other financial institutions (collectively, the “Lenders”) from time to time parties to the Credit Agreement (as defined below) and as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement (each as defined below).

WHEREAS, pursuant to that certain Credit Agreement, dated as of July 1, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Univar USA Inc., a Washington corporation (the “Borrower”), Univar Inc., a Delaware corporation (“Holdings”), BAML, as administrative agent and collateral agent, the Lenders and the other parties from time to time party thereto, the Lenders have severally agreed to make the Initial Term Loans (collectively, the “Loans”) to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Borrower, Holdings, and certain Domestic Subsidiaries of Holdings have executed and delivered a Guarantee and Collateral Agreement, dated as of July 1, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of their Intellectual Property, including the Patents; and

WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, the Grantors agree, for the benefit of the Secured Parties, as follows:

SECTION 1. Confirmation of Grant of Security Interest. Each Grantor hereby confirms that, subject to existing licenses to use the Patents granted by such Grantor in the ordinary course of its business, pursuant to the Guarantee and Collateral Agreement it has granted to, and does hereby grant to, the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Patents of such Grantor (including, without limitation, those items listed on Schedule I hereto) and to the extent not otherwise included, all Proceeds and products of any and all of the Patents, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant hereto in any right, title or interest of such Grantor under or in any Patent License for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Patent License.

SECTION 2. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions of the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 3. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Patents are more fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of a conflict between this Agreement and the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall prevail.

SECTION 4. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

MAGNABLEND, INC., as Grantor

By:	/s/ Kerri Howard
	Name:	Kerri Howard
	Title:	Treasurer

[Signature Page – Patent Security Agreement]

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Liliana Claar
	Name:	Liliana Claar
	Title:	Vice President

[Signature Page to Patent Security Agreement (Univar)]

SCHEDULE I

PATENT REGISTRATIONS AND APPLICATIONS

Owner	Title	Status	App. No./Date
Magnablend, Inc.	METHODS AND COMPOSITIONS FOR USING TEMPORARY, SLOW DEGRADING, PARTICULATE AGENTS IN A SUBTERRANEAN FORMATION	Pending/ Published	14/337,762 07-22-2014